Davis Series, Inc.
File Number 811-02679
For the period ending 12/31/2008

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:

Series 1

73C.	1.  Other Distributions (per share)
	    Class A	      $ 0.01

	2.  Other Distributions (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
	    Class Y	      $ 0.07


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             19142

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B            	 1829
	    Class C              9495
	    Class Y		 2942


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 13.92

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 12.00
	    Class C           $ 12.60
	    Class Y           $ 14.31


Series 2

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 1772

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  376
	    Class C	      $  673
	    Class Y	      $   29

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.19

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.15
    	    Class C	      $ 0.15
	    Class Y	      $ 0.20

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A            16249

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 	        2917
	    Class C             6943
	    Class Y		 286


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 5.65

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 5.64
	    Class C           $ 5.65
	    Class Y           $ 5.69


Series 3

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $10253

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  609
	    Class C	      $  419
            Class Y           $    3

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.022

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.022
    	    Class C	      $ 0.022
            Class Y           $ 0.022

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	       331033

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B             31916
	    Class C             32114
            Class Y               149

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 1.00

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 1.00
	    Class C           $ 1.00
            Class Y           $ 1.00


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 3091

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $   0
	    Class C	      $   0
	    Class Y	      $  80

72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $39368

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B	      $ 1521
	    Class C	      $ 5831
	    Class Y	      $  788

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.16

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
	    Class Y	      $ 0.20

73B.	1.  Distributions of capital gains (per share)
	    Class A	      $ 1.97

	2.  Distributions of capital gains (per share)
	    Class B	      $ 1.97
    	    Class C	      $ 1.97
	    Class Y	      $ 1.97

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             21592

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 		  829
	    Class C              3325
	    Class Y		  444


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 19.72

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 17.17
	    Class C           $ 17.58
	    Class Y           $ 20.16


Series 5

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 9256

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  416
	    Class C	      $ 1901
	    Class Y	      $ 1997


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.54

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.33
    	    Class C	      $ 0.35
	    Class Y	      $ 0.61


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             14112

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B	        1057
	    Class C             4909
	    Class Y		3040

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 16.15

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 15.98
	    Class C           $ 16.24
	    Class Y           $ 16.22


Series 6

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 1256

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $   29
	    Class C	      $  116
	    Class Y	      $  196

72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $ 6702

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B	      $  254
	    Class C	      $  988
	    Class Y	      $  911

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.09

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.05
    	    Class C	      $ 0.05
	    Class Y	      $ 0.10

73B.	1.  Distributions of capital gains (per share)
	    Class A	      $ 0.51

	2.  Distributions of capital gains (per share)
	    Class B	      $ 0.51
    	    Class C	      $ 0.51
	    Class Y	      $ 0.51

73C.	1.  Other Distributions (per share)
	    Class A	      $ 0.33

	2.  Other Distributions (per share)
	    Class B	      $ 0.18
    	    Class C	      $ 0.20
	    Class Y	      $ 0.40

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A            13272

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B              501
	    Class C             1879
	    Class Y		1894

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 15.29

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 15.13
	    Class C           $ 15.32
	    Class Y           $ 15.46